Exhibit 99.1

Markforged Announces Second Quarter 2022 Results

WATERTOWN, Mass. – Markforged Holding Corporation (NYSE: MKFG) (the “Company”), creator of the integrated metal and carbon fiber additive manufacturing platform, The Digital Forge, today announced its results from the second quarter ended June 30, 2022.

Financial Highlights

•
Revenue increased by 19%, to $24.2 million, in the second quarter of 2022 from $20.4 million in the second quarter of 2021.
•
Gross margin was 53% in the second quarter of 2022 compared to 58% in the second quarter of 2021.
•
Non-GAAP gross margin was 54% in the second quarter of 2022 compared to 59% in the second quarter of 2021.
•
Net profit (loss) was a profit of $4.1 million in the second quarter of 2022, compared to a net loss of $11.1 million in the second quarter of 2021.
•
Non-GAAP net profit (loss) was a loss of $16.8 million in the second quarter of 2022, compared to a net loss of $8.1 million in the second quarter of 2021.
•
GAAP earnings per share was a profit of $0.02 for the second quarter of 2022, compared to a loss of $0.28 in the second quarter of 2021.
•
Non-GAAP earnings per share was a loss of $0.09 for the second quarter of 2022, compared to a loss of $0.20 in the second quarter of 2021.
•
Cash and cash equivalents were $243.2 million as of June 30, 2022.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

“Demand for The Digital Forge continues to grow. Our customers realize the value of our additive solutions as they solve for a growing number of applications with high-quality parts right at the point of need, especially in the current global environment racked with supply chain challenges,” said Shai Terem, President and CEO of Markforged. “We continue to make great strides in executing on our strategy thanks to great efforts from our talented team. We feel very confident in our long-term opportunity to extend our leadership position in distributed manufacturing as our product portfolio grows and evolves. The pending acquisition of Digital Metal, coupled with our organic product innovation engine, will continue to expand our addressable market and help our customers solve even more industrial manufacturing challenges.”

Business Highlights

The pipeline for The Digital Forge remained strong across products and continued to grow for Markforged’s newest printer, the FX20. Global orders for the FX20 in particular exceed Markforged’s expectations.

Markforged expanded its addressable market by entering into a definitive agreement with Höganäs AB to acquire Digital Metal, the creator of a leading binder jetting solution known to be precise and reliable for mass production of metal parts. Expected to close in the third quarter, this acquisition will extend Markforged’s capabilities into high-throughput production of metal additive parts and open the door for new applications in industries such as automotive, medical, luxury goods and countless others.

The Company is committed to its long-term strategy, and has made calculated investments in both organic and inorganic growth over the last quarter. The Company’s product innovation pipeline continues to mature with multiple programs in development. The Markforged team also grew during the last quarter to approximately 450 employees.

2022 Guidance

“Our customers realize the value of The Digital Forge and while our pipeline continues to grow, we have started to see the impact of the uncertainty created by global macroeconomic conditions,” said Mark Schwartz, Chief Financial Officer of Markforged. “Our sales cycles are growing longer due to customers’ hesitation to commit to capital expenses in this current environment. We are therefore adjusting our guidance accordingly. Our confidence in our medium- to long-term outlook has not changed.”

Markforged has updated its full-year 2022 guidance. Revenue is expected to be within the range of $100-115 million, and non-GAAP gross margins are expected to be within the range of 52%-54%. Non-GAAP operating loss for the full year is expected to be within the range of $54-$59 million, resulting in an expected EPS loss in the range of $0.29-$0.32 per share, based on an outstanding share count of approximately 192 million shares.

Conference Call and Webcast Information

The Company will host a webcast and conference call at 5:00 PM ET today, Thursday, August 11, to discuss the results.

Participants may access the earnings press release, related materials and the audio webcast by visiting the investors section of the Company's website at https://investors.markforged.com/.

To participate in the call, please dial 1-855-327-6837, or 1-631-891-4304 for international participants, ten minutes before the scheduled start.

For those unable to listen to the live conference call, a replay will be available on the Company's website and telephonically through Thursday, August 25, 2022 by dialing 1-844-512-2921 (U.S. domestic) or 1-412-317-6671 (International), passcode 10019757.

About Markforged

Markforged (NYSE: MKFG) is reimagining how humans build everything by leading a technology-driven transformation of manufacturing with solutions for enterprises and societies throughout the world. The Markforged Digital Forge brings the power and speed of agile software development to industrial manufacturing, combining hardware, software, and materials to solve supply chain problems right at the point of need. Engineers, designers, and manufacturing professionals all over the world rely on Markforged metal and composite printers for tooling, fixtures, functional prototyping, and high-value end-use production. Markforged is headquartered in Watertown, Mass., where it designs its products with approximately 450 employees worldwide. To learn more, visit www.markforged.com.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe that non-GAAP gross margin, non-GAAP operating profit (loss), and non-GAAP earnings per share, each a non-GAAP financial measure, is useful in evaluating the performance of our business.

These non-GAAP measures have limitations as an analytical tool. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

We recommend that you review the reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release, and that you not rely on any single financial measure to evaluate our business. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Investors should note that beginning with the second quarter of 2022, we have modified the presentation of “non-recurring costs” included in non-GAAP gross margin, non-GAAP operating profit (loss), non-GAAP net profit (loss) and non-GAAP earnings per share metrics to include certain non-recurring litigation costs. We use these metrics to provide an understanding of the results of its core business performance and believe these non-recurring litigation costs are reflective of one-time expenses that are not indicative of the performance of our core business’ operations. This change increases “non-recurring costs” by $0.6 million and $1.0 million in the first and second quarters of 2022, respectively, and by $3.7 million and $0.9 million in the first and second quarters of 2021, respectively. To conform to the current period’s presentation, we have included non-recurring litigation costs as “non-recurring costs” when presenting the foregoing non-GAAP figures for the year to date period and periods presented for 2021.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

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Non-GAAP gross margin is defined as GAAP operating profit (loss), less stock-based compensation expense and certain non-recurring costs, divided by revenue.
•
Non-GAAP operating profit (loss) is defined as GAAP operating profit (loss) less stock-based compensation expense and certain non-recurring costs.
•
Non-GAAP net profit (loss) is defined as GAAP net profit (loss) and comprehensive income (loss) less stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, and certain non-recurring costs.
•
Non-GAAP earnings per share is defined as GAAP net profit (loss) and comprehensive income (loss) less stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, and certain non-recurring costs, divided by diluted weighted average shares outstanding for the period.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, future growth rate, revenue, gross profit margin and earnings guidance; expected growth, the size of and opportunity to increase our addressable market; the anticipated benefits of the acquisition of Digital Metal, the rate and extent of adoption of our products, including, but not limited to, our most recently introduced products; the effects of macroeconomic factors; and the benefits to consumers, functionality and applications of Markforged’s products. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Markforged to maintain its listing on the New York Stock Exchange; the effect of COVID-19 on Markforged’s business and financial results; the outcome of any legal proceedings against Markforged; and those factors discussed under the header “Risk Factors” in Markforged’s most recent periodic and other filings with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.

MARKFORGED HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2022 and December 31, 2021
(In thousands, except share data and par value amounts) (Unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$243,216	$288,603
Accounts receivable, net	26,570	26,777
Inventory	19,321	10,377
Prepaid expenses	1,338	3,921
Other current assets	2,517	511
Total current assets	292,962	330,189
Property and equipment, net	6,939	6,349
Goodwill	4,475	—
Intangible assets	2,215	—
Right-of-use assets	46,689	—
Other assets	2,858	776
Total assets	$356,138	$337,314
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,518	$11,403
Accrued expenses	9,525	7,411
Deferred revenue	5,780	6,288
Operating lease liabilities	7,667	—
Other current liabilities	53	310
Total current liabilities	33,543	25,412
Long-term deferred revenue	4,083	3,742
Deferred rent	—	1,623
Contingent earnout liability	8,084	59,722
Long-term operating lease liabilities	41,497	—
Other liabilities	2,579	2,646
Total liabilities	89,786	93,145
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at June 30, 2022 and December 31, 2021; 188,482,934 and 185,993,058 shares issued at June 30, 2022 and December 31, 2021, respectively	19	19
Additional paid-in capital	333,728	319,859
Accumulated deficit	(67,395)	(75,709)
Total stockholders’ equity	266,352	244,169

Total liabilities and stockholders’ equity	$356,138	$337,314

MARKFORGED HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
For the Three and Six Months Ended June 30, 2022 and 2021
(In thousands, except share data and per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$24,227	$20,419	$46,086	$40,539
Cost of revenue	11,302	8,496	21,555	16,435
Gross profit	12,925	11,923	24,531	24,104
Operating expenses
Sales and marketing	12,873	8,255	23,321	15,312
Research and development	10,387	6,444	20,954	11,703
General and administrative	13,478	7,959	25,221	16,822
Total operating expenses	36,738	22,658	69,496	43,837
Loss from operations	(23,813)	(10,735)	(44,965)	(19,733)
Change in fair value of warrant liabilities	976	(241)	1,669	(1,251)
Change in fair value of contingent earnout liability	26,742	—	51,638	—
Other expense	(171)	(104)	(390)	(117)
Interest expense	(9)	(5)	(9)	(9)
Interest income	354	1	374	3
Profit (loss) before income taxes	4,079	(11,084)	8,317	(21,107)
Income tax benefit	4	6	3	2
Net profit (loss) and comprehensive income (loss)	$4,075	$(11,090)	$8,314	$(21,109)
Weighted average shares outstanding - basic	188,102,342	39,855,379	187,247,566	39,649,848
Weighted average shares outstanding - diluted	188,876,763	39,855,379	188,329,331	39,649,848
Net profit (loss) per share - basic	$0.02	$(0.28)	$0.04	$(0.53)
Net profit (loss) per share - diluted	0.02	(0.28)	0.04	(0.53)

MARKFORGED HOLDING CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
For the Three and Six Months Ended June 30, 2022 and 2021
(In thousands) (Unaudited)

	Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net profit (loss) and comprehensive income (loss)	$4,075	$(11,090)	$8,314	$(21,109)
Stock compensation expense	4,912	1,777	10,334	2,971
Change in fair value of warrant liabilities	(976)	241	(1,669)	1,251
Change in fair value of contingent earnout liability	(26,742)	—	(51,638)	—
Non-recurring costs[1]	1,937	930	2,984	4,633
Non-GAAP net loss [2]	$(16,794)	$(8,142)	$(31,675)	$(12,254)

1Non-recurring costs primarily relate to transaction and litigation expenses. Expenses for the six months ended June 30, 2022 includes $1,047 of non-recurring litigation and transaction costs incurred in the first quarter of 2022.

2Stock-based compensation expense and non-recurring costs were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenue	$102	$62	$217	$89

Sales and marketing	775	237	1,624	320
Research and development	1,572	394	2,991	725
General and administrative	4,400	2,014	8,486	6,470
Total operating expense	6,747	2,645	13,101	7,515
Total adjustments	$6,849	$2,707	$13,318	$7,604

MARKFORGED HOLDING CORPORATION
NON-GAAP RECONCILIATION
THREE MONTHS ENDED JUNE 30, 2022 AND 2021

(In thousands, except share data and per share data) (Unaudited)

	Three Months Ended June 30, 2022			Three Months Ended June 30, 2021
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$24,227	—	$24,227	$20,419	—	$20,419
Cost of revenue	11,302	(102)	11,200	8,496	(62)	8,434
Gross profit	12,925	102	13,027	11,923	62	11,985
Operating expenses
Sales and marketing	12,873	(775)	12,098	8,255	(237)	8,018
Research and development	10,387	(1,572)	8,815	6,444	(394)	6,050
General and administrative	13,478	(4,400)	9,078	7,959	(2,014)	5,945
Total operating expenses	36,738	(6,747)	29,991	22,658	(2,645)	20,013
Loss from operations	(23,813)	6,849	(16,964)	(10,735)	2,707	(8,028)
Change in fair value of warrant liabilities	976	(976)	—	(241)	241	—
Change in fair value of contingent earnout liability	26,742	(26,742)	—	—	—	—
Other expense	(171)	—	(171)	(104)	—	(104)
Interest expense	(9)	—	(9)	(5)	—	(5)
Interest income	354	—	354	1	—	1
Profit (loss) before income taxes	4,079	(20,869)	(16,790)	(11,084)	2,948	(8,136)
Income tax (benefit) expense	4		4	6		6
Net profit (loss) and comprehensive income (loss)	$4,075	(20,869)	$(16,794)	$(11,090)	2,948	$(8,142)
Weighted average shares outstanding - basic	188,102,342		188,102,342	39,855,379		39,855,379
Weighted average shares outstanding - diluted	188,876,763		188,876,763	39,855,379		39,855,379
Net profit (loss) per share - basic	$0.02		$(0.09)	$(0.28)		$(0.20)
Net profit (loss) per share - diluted	0.02		(0.09)	(0.28)		(0.20)

MARKFORGED HOLDING CORPORATION
NON-GAAP RECONCILIATION
SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(In thousands, except share data and per share data) (Unaudited)

	Six Months Ended June 30, 2022			Six Months Ended June 30, 2021
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$46,086	—	$46,086	$40,539	—	$40,539
Cost of revenue	21,555	(217)	21,338	16,435	(89)	16,346
Gross profit	24,531	217	24,748	24,104	89	24,193
Operating expenses
Sales and marketing	23,321	(1,624)	21,697	15,312	(320)	14,992
Research and development	20,954	(2,991)	17,963	11,703	(725)	10,978
General and administrative	25,221	(8,486)	16,735	16,822	(6,470)	10,352
Total operating expenses	69,496	(13,101)	56,395	43,837	(7,515)	36,322
Loss from operations	(44,965)	13,318	(31,647)	(19,733)	7,604	(12,129)
Change in fair value of warrant liabilities	1,669	(1,669)	—	(1,251)	1,251	—
Change in fair value of contingent earnout liability	51,638	(51,638)	—	—	—	—
Other expense	(390)	—	(390)	(117)	—	(117)
Interest expense	(9)	—	(9)	(9)	—	(9)
Interest income	374	—	374	3	—	3
Profit (loss) before income taxes	8,317	(39,989)	(31,672)	(21,107)	8,855	(12,252)
Income tax (benefit) expense	3	—	3	2	—	2
Net profit (loss) and comprehensive income (loss)	$8,314	(39,989)	$(31,675)	$(21,109)	8,855	$(12,254)
Weighted average shares outstanding - basic	187,247,566		187,247,566	39,649,848		39,649,848
Weighted average shares outstanding - diluted	188,329,331		188,329,331	39,649,848		39,649,848
Net profit (loss) per share - basic	$0.04		$(0.17)	$(0.53)		$(0.31)
Net profit (loss) per share - diluted	0.04		(0.17)	(0.53)		(0.31)

MARKFORGED HOLDING CORPORATION
DISAGGREGATED REVENUE BY NATURE OF PRODUCTS AND SERVICES
(In thousands) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Hardware	$16,011	$14,331	$30,527	$28,569
Consumables	5,889	4,780	11,345	9,397
Services	2,327	1,308	4,214	2,573
Total Revenue	$24,227	$20,419	$46,086	$40,539

Media

Paulina Bucko, Head of Communications

press@markforged.com

Investors

Austin Bohlig, Director of Investor Relations

investors@markforged.com